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                                                                   EXHIBIT 10.52
                                      LEASE


        THIS LEASE is made as of this 15th day of May, 1998, between LIBERTY PARKWAY INDUSTRIAL, LTD., an Ohio limited liability company (hereinafter called "Landlord"), and DECORA, INC., a New York corporation (herein after called "Tenant").

        1. Lease. Landlord leases the Premises located at 33460, 33464, 33468, 33472, and 33476 Liberty Parkway, North Ridgeville, Ohio and consisting of approximately 10,000 square feet and being Units 4, 5, 6, 7 and 8 of the Liberty Park Business Condominium, formed pursuant to a Declaration, as amended, recorded at Document No. 500568A of Lorain County Records, herein called the "Premises", to Tenant. Prior to the cessation of Tenant's right to possession or, if earlier, the termination of this Lease, Tenant shall peaceably and quietly hold, occupy and enjoy the Premises without let, hinderance or molestation by Landlord or any other person or persons lawfully claiming under Landlord, except with respect to and subject to the Declaration of the Liberty Park Business Condominium, as amended, and the rights of all beneficiaries thereof and the Bylaws of the Liberty Park Business Condominium Association and the rules and regulations of said Association, promulgated in accordance with said Declaration and Bylaws.

        2. Examination of Premises. Tenant has fully examined the Premises and acknowledges that the Premises are satisfactory to Tenant on the date hereof. After substantial completion of the Premises as provided in Section 3(A), within three (3) business days, authorized representatives of Tenant and Landlord shall meet at the Premises to inspect the same. In good faith, Tenant and Landlord shall prepare a list of items to be corrected, due to failure to substantially comply with the plans and specifications described in Section 3(A), at Landlord's expense which list shall be signed by both. All of said items shall be corrected by Landlord within thirty (30) days of the commencement date of the term, if reasonably possible. With respect to items which cannot be reasonably be completed within said period, said items shall be corrected within a reasonable length of time by Landlord acting with all due diligence and in good faith.

        3. Term of Lease.

            (A) The term of the Lease shall be five (5) years commencing on the date the Premises have been substantially completed in accordance with plans and specifications approved by Tenant. Substantial completion shall be determined in good faith by Landlord's architect and when a certificate of occupancy has been issued by the City of North Ridgeville for Tenant's occupancy of the Premises. Unless renewed as provided below, the term of the Lease shall end on the date five (5) years after the last day of the calendar month during which the Premises are substantially completed, as provided above. Subject to delays beyond Landlord's reasonable control, Landlord shall substantially complete the Premises, in accordance with said plans and specifications, as soon as is reasonably possible. Landlord and Tenant acknowledge that completion of the Premises shall take approximately sixty (60) days from the issuance of a building permit by the City of North Ridgeville. Landlord shall apply for the building permit

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as soon as all required plans and specifications have been prepared and to commence construction within ten (10) business days after issuance of the building permit. Landlord represents and warrants that the plans and specifications necessary have been authorized to be prepared and are, on the date hereof, in process of completion. Landlord shall in good faith cooperate with the parties preparing the same in order to cause the same to be prepared as soon as possible.

            (B) At Tenant's option, Tenant may extend the term of the Lease for an additional five (5) year period by providing Landlord with written notice thereof prior to 180 days prior to the end of the initial term, time being of the essence; provided, however, that Tenant is not then in default of any material provision of the Lease and that no material default occurs prior to the end of the initial term. Tenant shall not be deemed to be in default of the Lease if Landlord elects to waive the default or if the default is cured prior to the end of any applicable cure period.

            (C) Notwithstanding any contrary provision of this Lease, Landlord warrants that for one (1) year after the commencement date of the term, the structural components and fixtures of the Premises will be free from defects in material and workmanship. An item will be defective for purposes of this subsection only if it fails to conform to the general standards for the construction of commercial office and warehouse structures in the greater Cleveland area. Landlord's obligations with respect to the foregoing warranty shall be, as soon as reasonably possible, to correct, at Landlord's expense, the defective condition upon written notice from Tenant received prior to the end of said one (1) year period. In no event shall Landlord be liable or responsible for any special or consequential damages. Tenant shall have the benefit of all manufacturers' warranties with respect to equipment.

        4. Rent and Deposit.

            (A) Tenant shall pay to Landlord, time being of the essence, rent, herein called the "Rent" (payment of which shall not be delayed, excused or set off for any reason) for the use of the Premises during the term of this Lease in the amount of Ninety-Six Thousand Six Hundred Dollars ($96,600.00) per year, payable in equal monthly installments of Eight Thousand Fifty Dollars ($8,050.00). Rent shall be payable in advance commencing on the first day of the calendar month next following the month of substantial completion of the Premises as provided above and continuing on the first day of each succeeding month. A pro rata portion of the monthly installment shall be due and payable on the date of substantial completion. If Tenant fails to pay, when due and payable, the Rent or amounts or charges of any kind or character provided in this Lease and if all applicable cures have expired, such unpaid amounts shall bear interest at ten percent (10%) per annum from the due date to the date of payment. In addition to such interest, if Tenant shall fail to pay any monthly installment of Rent by the fifth (5th) day of the month in which such installment is due, a late charge equal to five percent (5%) of the installment.

            (B) Landlord acknowledges receipt of a security deposit in the amount of Eight Thousand Fifty Dollars ($8,050.00). The deposit shall not bear interest and shall be returned to Tenant within thirty (30) days after the Lease terminates less any and all damages incurred


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by Landlord arising, directly or indirectly, as a result of any breach or default of this Lease or of any damage or injury to the Premises. Landlord at any time and from time to time may apply all or any portion of the deposit to damages and other costs incurred by Landlord. In such event, after notice, Tenant shall immediately restore the deposit to the original amount.

            (C) In the event the term is extended as provided in Section 3(B), the annual rent for each year of the renewal term shall be the sum of One Hundred Seven Thousand One Hundred Dollars ($107,100.00) plus the product of Ninety-Six Thousand Six Hundred Dollars ($96,600.00) times a fraction. The denominator of the fraction shall be the value of the Consumer Price Index of the United States Department of Labor (All Urban Consumers, All Items, U.S. Cities Average, 1982-84 = 100) for April, 1998. The numerator of said fraction shall be the difference in the value of said index for the calendar month which is the second month prior to the first month of the renewal term minus the value of said index for April, 1998. The annual rent for the renewal terms shall be payable in monthly installments equal to one-twelfth (1/12th) of the annual rent, rounded to the nearest cent.

        5. Use of Leased Premises. The Premises shall be used only for general office and warehouse purposes.

        6. Repairs and Alterations.

            (A) No Landlord Obligations. Landlord shall have no obligation or responsibility whatsoever with respect to the maintenance, repair or replacement of the Premises, except as otherwise provided in Sections 2, 3(A), 3(C) and 6(B).

            (B) Maintenance, Cleaning and Repairs. Tenant, at its sole cost and expense, whether the same shall be the property of Tenant or Landlord, shall maintain, clean, repair and replace the Premises such that the same is at all times in good repair and condition and otherwise in compliance with all provisions of this Lease and such that all operational components of the Premises are functional and such that the Premises remain, at a minimum, in substantially the same condition as it is on the date hereof, except for normal wear and tear. The Premises do not include any portions of the Common Areas of the Condominium of which the Premises are a part, including, but not limited to, the exterior walls of the Units which comprise the Premises. Notwithstanding the foregoing to the contrary, in the event an item is to be replaced which has a useful life longer than the remaining portion of the term, the cost for the replacement shall be allocated between Landlord and Tenant and each shall be responsible for the portion allocated to it. The Tenant shall be allocated a portion equal to a fraction. The numerator of the fraction shall be the number of months (including the month of installation of the replacement) remaining in the term. The denominator shall be the useful life of the replacement defined as a number of months. The useful life shall be the number of months it is reasonably anticipated that the replacement will be functionally operational, taking into account obsolescence as well as physical deterioration. If Landlord and Tenant cannot agree, after good faith negotiations, upon the useful life, the useful life shall be determined by the architect who designed the building in which the Premises is located or a member of his firm. If the architect or his firm declines to do so, the


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useful life shall be determined through a declaratory judgment filed with the
Lorain County Court of Common Pleas.

            (C) Alterations. Tenant shall not make or suffer to be made any alterations, additions or improvements, in, on or to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably denied, withheld or delayed. Such alteration, except moveable furniture and trade fixtures, shall at once become a part of the realty and belong to Landlord.

            (D) Tenant's Neglect. Regardless of any obligation otherwise imposed upon Landlord, Tenant shall pay, immediately upon receipt of invoice therefor, for the cost of any repairs or damage resulting from the negligence or the unlawful or willful acts of Tenant or its employees, representatives. invitees, agents, officers, directors, shareholders, partners, owners or visitors.

            (E) Landlord's Liability Limitations. Landlord shall not be liable to Tenant for failure to make any repairs required of Landlord, or damages as a consequence thereof, unless written notice of necessity thereof has been given by Tenant to Landlord, specifying in reasonable detail the repairs required, and Landlord shall not have made such repairs within a reasonable period of time sufficient to accomplish such repairs after receipt of such notice with due allowances being made for delays beyond the control of Landlord. Notwithstanding any provisions of this Lease to the contrary, Landlord shall not be liable for any consequential or special or compensatory damages nor for any damage to the person or to any personal property, trade fixtures, inventory or other property or assets of Tenant or any other party located in, on or about the Premises arising due to any cause whatsoever, including, but not limited to, roof leaks, bursting pipes, roof or ceiling collapse, wind damage, rain, fire, floods, vandalism, or theft. The risk of loss with respect to such items shall be borne solely by Tenant.

        7. Compliance with Laws and with Condominium Restrictions.

            (A) Tenant shall at all times comply with all applicable Federal, state and local laws, statutes, ordinances, rules, regulations and requirements and the orders of all duly authorized governmental officials with respect to the Premises and the use and occupancy of the Premises and the physical condition of the Premises and shall cause the Premises to at all times conform to said governmental requirements listed above. Notwithstanding the foregoing to the contrary, in the event that any of the foregoing requirements apply generally to all commercial real estate in North Ridgeville, costs shall be allocated as provided in Section 6(B) with respect to replacements. If the requirement applies due to the activities of Tenant or the items or materials located on the Premises, then Tenant shall be responsible for the full cost.

            (B) Tenant shall at all times comply with all applicable restrictions of the Declaration of the Liberty Park Business Condominium and the Bylaws and rules and regulations of the Liberty Park Business Condominium Association (herein called the "Association") as if Tenant were the owner of the Premises. Not in limitation of the foregoing, Tenant shall pay when


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due all condominium assessments (whether monthly, annual or special) and all dues and fees of the condominium association, which become due and payable during the Term.

            (C) Landlord represents that the Association will be responsible for providing insurance (in accordance with the Condominium Declaration), trash removal, snow removal, landscaping maintenance, maintenance of signs identifying the Condominium, maintenance of exterior walls (comprising portions of the Common Areas), fire and extended coverage insurance on the Common Areas and necessary accounting services. During the Term hereof, Tenant shall only pay its pro rata portion of the actual costs incurred by the Association for said services but in no event shall the amount Tenant is required to pay exceed Five Hundred Seventy-Five Dollars ($575.00) per month, provided, however, that the foregoing limitation shall not apply to the excess of Tenant's share of the costs of snow removal and plowing over Six Hundred Dollars ($600.00) per year. Upon reasonable notice and during normal business hours, Tenant may audit the books and records of the Association. Tenant's prorata portion or share shall be the percentage interest in the Common Areas appertaining to the Units of the Condominium which comprise the Premises.

        8. Utilities. Tenant shall be responsible for and shall pay for all utilities costs (except tap-in fees and the costs of meters) with respect to the Premises and shall cause all utilities to be placed in the name of Tenant as soon as is reasonably possible after the date hereof. The Landlord shall not be responsible or liable to the Tenant in damages or otherwise for the quality or quantity or for any interruptions, curtailment, or suspension of utility service due to any cause, including, but not limited to, repairs, action of public authority, strikes, acts of God or the public enemy, except due to Landlord's negligent or wilful acts or omissions.

        9. Insurance. At Tenant's expense, Tenant shall (to the extent of its insurable interest) obtain and at all times maintain fire and extended coverage insurance for the full replacement value of the Premises and public liability coverage with a combined single limit of no less than Three Million Dollars ($3,000,000.00). Landlord shall be an additional named insured. Tenant shall immediately provide Landlord evidence that said insurance is in full force and effect. Said policies shall provide that they will not be cancelled without at least thirty (30) days prior written notice to Landlord. The policies shall have such terms, provisions and coverages as are reasonably acceptable to Landlord in accordance with the types and amounts of coverage as are typical for commercial office/warehouse facilities in the greater Cleveland area. The insurer shall be licensed to sell insurance in Ohio and shall have a Best's Rating of B+ or better and shall be of a Financial Classification of XI or better. In the event that Tenant is unable to obtain said insurance, Landlord shall do so and Tenant shall reimburse Landlord for the premiums therefor within three (3) business days, time being of the essence, after delivery of invoice therefor. In the event Landlord obtains insurance, Tenant will be listed as an additional named insured. Upon obtaining the coverage required hereunder, Tenant shall immediately forward to Landlord a copy of the insurance policy and shall do so with respect to each subsequent renewal and shall provide copies thereof to Landlord's counsel, Robert P. Ellis, Jr. of Wickens, Herzer & Panza, 1144 West Erie Avenue, P.O. Box 840, Lorain, OH 44052-0840.


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        10. Real Estate Taxes. Tenant shall pay when due all real estate taxes and assessments with respect to the Premises which become due and payable during the Term. Tenant shall be entitled to receive all credits, rollbacks and adjustments to such real estate taxes and assessments with respect to the Premises. Landlord hereby consents to Tenant filing real estate tax complaints for valuation reassessments and Landlord shall cooperate with such proceedings.

        11. Protection of Landlord.

            (A) Limitation of Liability. Except for intentional, malicious torts and not in limitation of any other limitations or exculpations of liability of Landlord set forth herein, Landlord shall not be responsible or liable for any damage, loss, theft or injury to or of any property, fixtures, buildings, or other improvements or to any person or persons, at any time on the Premises, including any damage or injury to Tenant or to any of Tenant's officers, agents, servants, employees, contractors, invitees, licensees, customers, or sublessees.

            (B) Exculpation. Except as provided in Section 3(C), Landlord shall not be under any responsibility or liability in any way whatsoever for any defect in the Premises. All implied warranties are excluded. Tenant acknowledges that the Premises may contain hidden defects, which Landlord may or may not have knowledge of and which Landlord may or may not have disclosed to Tenant. Tenant shall take possession of the Premises and shall occupy the same in their "as is" condition. Not in limitation of the foregoing, Landlord makes no representations or warranties with respect to any matters, including, but not limited to, no warranties with respect to the fitness of the Premises for any purpose, the zoning applicable to the Premise, physical condition of the Premises, the availability of utilities services, the cost of utilities services, the amount of real estate taxes and assessments, the amount of insurance premiums, the presence or absence of Hazardous Substances in, on or about the Premises, the presence of asbestos in, on or about the Premises, the compliance of the Premises with any law, statute, regulation, rule, order or other governmental requirement or standard or any other matters. Notwithstanding the foregoing to the contrary, the provisions of this subsection shall not limit Landlord's responsibilities and liabilities with respect to the warranties described in
Section 3(C) of this Lease.

            (C) Definition. As used in this Lease, the term "Hazardous Substances" shall be defined as asbestos, urea formaldehyde, petroleum hydrocarbons and other petroleum products (including gasoline, diesel fuel, fuel oil, crude oil and motor oil and constituents of those products), tetrachloroethylene, polychlorinated biphenyls (" PCB's"), nuclear fuel or materials, chemicals, biological or medical wastes, radioactive materials, explosives, known carcinogens, petroleum products, and all dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances defined as hazardous or as a pollutant or contaminant in, or the release or disposal of which is regulated by any federal, state or local environmental Laws and/or Regulations. As used in this Lease, the term "Laws and Regulations" shall mean and include the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA" or the "Federal Super Fund Act") of 1980, as amended by the Super Fund Amendments and Reauthorization Act of 1986 ("SARA"); the Federal Resource Conservation and Recovery Act


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of 1986 ("RCRA"); the Clean Water Act; the Clean Air Act; and the Toxic
Substances Control Act; all as the same may be amended from time to time and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation which may relate to or deal with human health or the environment including without limitation all regulations promulgated by a regulatory body pursuant to any such statute, law or ordinance.

            (D) Notice. Tenant shall immediately notify Landlord of the existence of any Hazardous Substances, known to Tenant now or at any time, in, on or about the Premises, and of the disposal of, deposit on or release of any Hazardous Substance in, on or about the Premises. The foregoing shall apply to Hazardous Substances whether or not disposed of, deposited or released by Tenant. Landlord shall notify Tenant if Landlord becomes aware of the disposal of, deposit on or release of any Hazardous Substance in, on or about the Premises. The foregoing shall apply to Hazardous Substances whether or not disposed of, deposited or released by Tenant. Landlord shall have no obligation to monitor or inspect the Premises or any other real estate to determine if any Hazardous Substance has been disposed of, deposited on or released.

        12. Fire and Casualty.

            (A) Substantial Damage. If the Premises or a substantial portion thereof shall be made untenantable by fire or other casualty, Landlord, if it so elects, may:

               (1) Terminate the term of this Lease, effective as of the date of such fire or casualty, by written notice given to Tenant within thirty (30) days after such date, or

               (2) Repair, restore, or rehabilitate said Premises at Landlord's expense (unless the damage is due to Tenant's acts or omissions or those of Tenant's employees, agents, sublessees, licensees, contractors or invitees in which case, the repairs shall be at Tenant's expense) within twelve (12) months after the date of such fire or casualty, in which event the Term shall not terminate but any Rent shall be abated on a per diem and pro rata basis, based on the percentage of the Premises untenantable (unless the damage is due to Tenant's acts or omissions or those of Tenant's employees, licensees, contractors, agents or invitees) while the Premises or a portion thereof shall remain untenantable. If Landlord elects to so repair, restore or rehabilitate the Premises and shall fail to substantially complete the same within said twelve
                      (12) months period, due allowance being made for delay due to causes beyond Landlord's reasonable control, either the Landlord or Tenant, by written notice to the other, given within fifteen (15) days next following the last day of said twelve (12) months period, may terminate the Term as of the date of such fire or casualty, provided, however, that Tenant shall not have the right of termination if Tenant was in default prior


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                      to said fire or other damage or if fire or other damage
                      was due, directly or indirectly, to the acts or omissions of Tenant or its employees, agents, representatives, invitees, licensees, directors, officers, partners, shareholders, owners or visitors. In the event of termination of the Term hereof pursuant to this Section, Rent shall be apportioned on a per diem basis and paid to the date of termination and neither Landlord nor Tenant shall have any further liability or obligation to the other under this Lease, except with respect to damage or liability arising prior to the termination.

            (B) Non-Substantial Damage. If the Premises shall be damaged (unless due to the acts or omissions of Tenant or those of Tenant's employees, agents or invitees) such that the provisions of Subsection (A) of this Section are not applicable, Landlord, to the extent of insurance proceeds, shall with reasonable dispatch restore the Premises (except those portions which have been constructed by Tenant at Tenant's expense or which are the property of Tenant) to substantially their condition prior to the damage. In such event, Rent shall not abate, provided, however, that Landlord shall not be obligated to make said repairs during the last one (1) year of the then existing term unless Tenant, within thirty (30) days after demand by Landlord, extends the lease for the period of any renewal term then authorized. In the event Tenant does not elect to extend the Lease, either Landlord or Tenant may terminate the Lease upon thirty (30) days notice and in such event neither Landlord nor Tenant shall have any further obligation or liability to the other under this Lease, except with respect to damage or claims arising prior to the termination.

        13. Eminent Domain. In the event all or a part of the Premises shall be taken by a public or private authority under the power of eminent domain or like power, this Lease shall terminate, with respect to the portion of the Premises so taken, as of the date of possession thereof shall be required to be delivered to the appropriate authority. There shall be an equitable abatement of the Rent proportionate to the part of the Premises taken under such power. In the event of any total or partial taking under such power, Landlord shall be entitled to all such awards of damages as may be allowed. Tenant shall, however, be entitled to claim, prove and receive in such condemnation proceedings such award as may be allowed for fixtures and other equipment installed by Tenant at Tenant's expense and for moving expenses.

        14. Assignment and Subletting and Encumbrances. Tenant shall not assign this Lease, sublet any part of the Premises, or otherwise transfer any right or interest hereunder, or encumber in any way all or any portion of Tenant's interest in this Lease or any right or interest hereunder. Any merger or acquisition of Tenant shall be deemed to be a prohibited assignment of this Lease, except if the surviving entity, based upon generally accepted accounting principles, has a net worth equal or in excess of Tenant and a cash flow equal to or in excess of that of Tenant on the date hereof or, if higher, on the date of the assignment and provided, however, that Landlord receives reasonable prior notice of the merger or acquisition and is provided financial statements demonstrating the satisfaction of said net worth and cash flow conditions. Any change in the ownership (whether legal or equitable, whether through the sale of existing shares or partnership


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or membership interests or the issuance of new shares or partnership or membership interests or other interests in Tenant) shall be deemed to be a prohibited assignment. Landlord shall not unreasonably withhold, deny or delay the grant of a consent to an assignment or sublease.

        15. Landlord Mortgages and Estoppel Certificates and Subordination.

            (A) Mortgages. At the option of Landlord, this Lease shall be subordinated to the lien of any mortgage (hereinafter called "Mortgage") which Landlord may place on the Premises, or any portion of the foregoing. Upon Landlord's request, Tenant shall execute any instrument which may be required to effectuate such a subordination, provided Landlord shall first have delivered to Tenant a document signed by the mortgagee(s) providing in substance that, as long as Tenant shall discharge its obligations under this Lease: (1) its tenancy shall not be disturbed; (2) this lease shall not be affected by any default under the Mortgage; (3) in the event of foreclosure of the Mortgage, the right of Tenant shall survive, provided Tenant fully performs all of its obligations hereunder, and provided further that Tenant shall not have prepaid any Rent, except as the same becomes due under the terms of this Lease. If Tenant is notified of Landlord's assignment of this Lease as security for a Mortgage and of the name and address of the mortgagee or trustee, Tenant shall not terminate or cancel this Lease for any default on the part of the Landlord. Tenant shall promptly complete and deliver, from time to time, such estoppel certificates as Landlord delivers to Tenant after Tenant has in good faith completed the same in a truthful manner. Tenant, at Tenant's expense, shall comply with all covenants of any Mortgage.

            (B) Estoppel. Tenant shall deliver to Landlord, within ten (10) days after Landlord's request for the same, a document certifying that an attached copy of this Lease and any amendments have not been further modified and are in full force and effect and that Landlord is not in default under the Lease (if there is no default) or the nature of Landlord's default(s) under this Lease (if there has been a default) and indicating the amount of any past due Rent and other charges and that there has been no prepaid Rent (if there has been no prepaid Rent) or the amount of any prepaid Rent if any. Tenant represents and warrants that the information contained in said certificate(s) will be true. Said certificate will be given subject to the penalties of perjury. Tenant acknowledges that said certificate will be relied upon by third parties, but only if such third party or parties is/are made known to Tenant.

        16. Entry of Landlord. Landlord, with reasonable advance notice (except for an emergency threatening person or property), may, at all reasonable times, enter the Leased Premises: (A) to inspect or protect the Premises or any of its equipment thereon; (B) to effect compliance with any law, order or regulation of any lawful authority; (C) to make or supervise repairs, alterations or additions; (D) to exhibit the Premises to prospective tenants, purchasers or other persons; (E) to alter or otherwise prepare the Premises for reoccupancy at any time after Tenant has vacated the Premises; and (F) to prepare "as-built" drawings and to survey the Premises for any purpose, including, but not limited to, to prepare drawings to comply with the requirements of the Condominium Act. No authorized entry by Landlord shall constitute an eviction of Tenant or a deprivation of Tenant's rights, alter the obligations of Tenant, or create any right in Tenant adverse to Landlord's interests hereunder and the Rent reserved shall in no


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way abate, by reason of loss or interruption of business of Tenant, or otherwise, while any repairs, alterations, improvements or additions are being made. During the last six (6) months prior to the expiration of the term of this Lease or any renewal terms, Landlord may place upon the Premises the usual notices "to let", "for lease" or "for sale", which notices Tenant shall permit to remain thereon without molestation. The authority to enter granted to Landlord shall extend to and include all those authorized by Landlord, including, but not limited to, authorized employees, agents, officers, directors, invitees and contractors of Landlord.

        17. Removal of Equipment and Fixtures. Tenant must remove Tenant's trade fixtures and personal property within thirty (30) days after Tenant's right to possession ends but within thirty (30) days prior to the stated termination date of the Lease, time being of the essence provided that the foregoing shall not limit Landlord's right to enter, remove and dispose of said trade fixtures and personal property upon an Event of Default. In the event Tenant removes any items, Tenant shall immediately repair or reimburse Landlord for all damage or defacement resulting from the removal. If items are not removed within said deadlines, at Landlord's option, said items shall become and remain the property of Landlord and shall be deemed to be abandoned or at Landlord's option, Landlord may remove and dispose of said items and Tenant shall immediately reimburse Landlord for the reasonable costs for said removal.

        18. Holding Over by Tenant. During any period of holding over, Tenant shall be a Tenant at will subject to all the obligations imposed upon Tenant by this Lease except that the Rent shall be increased by twenty-five percent (25%). Such holding over shall be a month-to-month tenancy subject to all other provisions of this Lease except those with respect to the term.

        19. Default.

            (A) Definition of Default. As used in this Lease, the term "Event of Default" shall mean any of the following:

               (1) Tenant's failure to timely make payment of any rental installment or any other amounts payable by Tenant to Landlord hereunder and if any such default shall continue for a period of more than five (5) days;

               (2) Tenant's failure, within thirty (30) days after receipt of demand from Landlord, to fulfill any non-payment obligation imposed on Tenant by this Lease provided, however, that if the cause for giving such notice involves a making of repairs or other matters reasonably requiring a longer period of time than the period of such notice, Tenant shall be deemed to have complied with such notice so long as it has commenced to comply with said notice and has taken and continues to diligently pursue compliance with such notice;

               (3) Tenant or its guarantor shall file in any court a petition in bankruptcy or insolvency or for reorganization or for arrangement or liquidation within the meaning of the Bankruptcy Code or any comparable state law, or for the appointment of a receiver or trustee of all or a portion of Tenant's property; or

               (4) an involuntary petition of the kind referred to in Subsection (3) of this Section shall be filed against Tenant or its guarantor, if any, and such petition shall not be vacated within thirty (30) days after the date of filing thereof; or

               (5) Tenant or guarantor, if any, shall make an arrangement for the benefit of creditors, or shall be adjudicated a bankrupt; or

               (6) any property used in connection with Tenant's leasehold interest or Tenant's interest in the Lease shall be taken on execution or attached and such levy, attachment or assignment is not dismissed or discharged within thirty
                      (30) days; or

               (7) Tenant shall, for reasons other than those specifically permitted in this Lease, cease to conduct its normal business operations in the Premises or leave the same vacated or abandoned for a period of ten (10) days.

            (B) Remedies. Upon the happening of an Event of Default, Landlord at is option, may (1) terminate this Lease or (2) end Tenant's rights to possession of the Premises without terminating the term of this Lease. Upon termination of this Lease for any reason, or upon loss of the Tenant's right of possession as provided above, Tenant shall promptly surrender possession to Landlord and vacate the Premises, and Landlord may re-enter the Premises and expel the Tenant or anyone claiming under the Tenant and remove the property of any of them without notice, formal claim or judicial process, Landlord being absolved of any liability or claim for damages in doing anything reasonably necessary or appropriate in connection therewith. If Landlord elects to end Tenant's right of possession without terminating the term of this Lease, Landlord may, at its option, lease or sublet all or any part of the Premises on such terms and conditions as Landlord may elect and collect from Tenant any balance remaining due on the Rent or other obligations payable by Tenant under this Lease as well as charge Tenant for any leasehold improvement work incurred in a re-letting the Premises or portion thereof or Landlord may declare, without further notice, all Rent which otherwise would have been due and payable to be immediately due and payable discounted to present value at an eight percent (8%) capitalization rate.

        20. No Recording of Lease. This Lease shall not be recorded. Landlord and Tenant will, at any time, at the request of either one, promptly execute duplicate originals of an instrument, in recordable form, which will constitute a short form of lease, setting forth a description of the Premises, the term of the Lease and any other portions thereof, except rent provisions, as either party may request.

        21. Requirements of Insurers and Governments. Notwithstanding any provision of this Lease to the contrary, Tenant shall comply with all reasonable requests of any insurer of the Premises and shall comply with all governmental ordinances, statutes, rules, regulations and all demands and requests of authorized governmental officials, as if Tenant were the owner of the Premises, provided, however, that the costs for any items which are capital assets, shall be treated as "replacements" as provided in Section 6 of this Lease with the cost therefor allocated in accordance with the formula described in Section 6. Tenant shall take no action and shall not refrain from taking any action if such action or failure to act would cause any insurance premium with respect to all or any portion of the Premises to be increased or any insurance coverage to be lost or limited or to lapse. Landlord represents that the Premises have been constructed in compliance with all applicable governmental laws, statutes, ordinances, building codes and rules and regulations.

        22. Transfer of Landlord's Interest. In the event Landlord conveys the fee simple interest in the Premises, Landlord on the date of conveyance shall not be liable to Tenant with respect to this Lease for any matters whatsoever except for those arising or accruing prior to the date of conveyance.

        23. Landlord Reimbursement. At Landlord's sole option, after all applicable cure periods, Landlord may satisfy any of Tenant's obligations hereunder. In such event, Tenant shall reimburse Landlord for any expenses incurred by Landlord, which expenses shall bear interest at a rate equal to the prime lending rate of Premier Bank & Trust or its successors plus three (3) percentage points and shall be paid in full, with accrued interest, on the date Rent is due and payable hereunder next following the date on which Tenant receives an invoice.

        24. Bankruptcy.

            (A) If a petition is filed by, or an order for relief is entered against Tenant under Chapter 7 of the Bankruptcy Code and the trustee of Tenant elects to assume this Lease for the purpose of assigning it, such election or assignment, or both, may be made only if all of the terms and conditions of subparagraphs (B) and (D) below are satisfied. To be effective, an election to assume this Lease must be in writing and addressed to Landlord, and in Landlord's business judgment, all of the conditions hereinafter stated, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied If the trustee fails so to elect to assume this Lease within sixty
(60) days after such filing or entry or order, this Lease will be deemed to have been rejected, and Landlord shall then immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee, and this Lease shall be terminated. Landlord's right to be compensated for damages in the bankruptcy proceeding, however, shall survive such termination.

            (B) To the extent permitted by the United States Bankruptcy Code, if Tenant files a petition for reorganization under Chapters 11 or 13 of the Bankruptcy Code, or if a proceeding filed by or against Tenant under any other chapter of the Bankruptcy Code is converted to a Chapter 11 or 13 proceeding and Tenant's trustee or Tenant as debtor-in-possession fails to assume this Lease within sixty (60) days from the date of the filing of such petition or conversion, then the trustee of the debtor-in-possession shall be deemed to have rejected this Lease. To be effective, any election to assume this Lease must be in writing addressed to Landlord and, in Landlord's business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied.

               (1) The trustee or the debtor-in-possession has cured or has provided to Landlord adequate assurance, as defined in this subparagraph, that:

                      (a) It will cure all monetary defaults under this Lease within ten (10) days from the date of assumption; and

                      (b) It will cure all non-monetary defaults under this Lease within thirty (30) days from the date of assumption.

               (2) The trustee or the debtor-in-possession has compensated Landlord, or has provided Landlord with adequate assurance, as hereinafter defined, that within ten (10) days from the date of assumption Landlord will be compensated for any pecuniary loss it has incurred arising from the default of Tenant, the trustee, or the debtor-in-possession, as recited in Landlord's written statement of pecuniary loss sent to the trustee or debtor-in-possession.

               (3) The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant's obligations under this Lease; provided, however, that:

                      (a) From and after the date of assumption of this Lease, it shall pay all monetary obligations, including the Rent and additional Rents payable under this Lease in advance in equal monthly installments on each date that such Rents are payable;

                      (b) It shall also deposit with Landlord, as security for the timely payment of Rent, an amount equal to three months' Rent and other monetary charges accruing under this Lease;

                      (c) If not otherwise required by the terms of this Lease, it shall also pay in advance, on each day that any installment of Rent is payable, one-twelfth (1/12th) of Tenant's annual tax, escalation and other obligations under this Lease; and

                      (d) The obligations imposed upon the trustee or the debtor-in-possession will continue for Tenant after the completion of bankruptcy proceedings.

               (4) For purposes of this subparagraph, "adequate assurance" means that:

                      (a) Landlord determines that the trustee or the debtor-in-possession has, and will continue to have, sufficient unencumbered assets, after the payment of all secured obligations and administrative expenses, to assure Landlord that the trustee or the debtor-in-possession will have sufficient funds timely to fulfill Tenant's obligations under this Lease and to keep the Premises properly staffed with sufficient employees to conduct a fully operational, actively promoted business in the Premises; and

                      (b) An order shall have been entered segregating sufficient cash payable to Landlord and/or a valid and perfected first lien and security interest shall have been granted in property of Tenant, trustee or debtor-in-possession which is acceptable in value and kind to Landlord, to secure to Landlord the obligations of the trustee or debtor-in-possession to cure all monetary and non-monetary defaults under this Lease within the time periods set forth above.

            (C) To the extent permitted by the United States Bankruptcy Code, in the event this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in-possession under the provisions of subparagraph (B) above and, therefore, Tenant is either adjudicated a bankrupt or files a subsequent petition for arrangement under Chapter 11 of the Bankruptcy Code, then Landlord may, at its option, termiminate this Lease and all the Tenant's rights under it, by giving written notice of Landlord's election so to terminate.

            (D) If the trustee or the debtor-in-possession has assumed this Lease, pursuant to Subsections (A) or (B) above, to assign or to elect to assign Tenant's interest under this Lease or the estate created by that interest to any other person, such interest or estate may be assigned only if the intended assignee has provided adequate assurance of future performance, as defined in this Subsection, of all of the terms, covenants and conditions of this Lease.

            (E) For the purposes of this Section, "adequate assurance of future performance" means that Landlord has ascertained, using reasonable standards, that each of the following conditions has been satisfied by a preponderance of the evidence:

               (1) The assignee has submitted a current financial statement, audited by a certified public accountant, which shows a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by the assignee of the Tenant's obligations under this Lease;

               (2) If requested by Landlord, the assignee will obtain guarantees, in form and substance satisfactory to Landlord, from one or more persons who satisfy Landlord's standards of credit worthiness; and

               (3) Landlord has obtained consents or waivers from any third parties which may be required under any lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

            (F) When, pursuant to the Bankruptcy Code, the trustee or the debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Premises, it is agreed that such charges will not be less than the Rent and other monetary obligations of Tenant included herein.

            (G) To the extent permitted by the United States Bankruptcy Code, neither Tenant's interest in this Lease nor any estate of Tenant created in this Lease shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, nor otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant, unless Landlord consents in writing to such transfer. Landlord's acceptance of rent or any other payments from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waiver, either the requirement of Landlord's consent or Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

        25. Covenant of Quiet Enjoyment. During the Term, Tenant shall peaceably and quietly hold, occupy and enjoy the Premises without let, hindrance or molestation by Landlord or any other person or persons lawfully claiming under Landlord.

        26. Right of Refusal.

            (A) Landlord and Tenant acknowledge that the Landlord proposed to sell the Premises to Tenant for Eight Hundred Forty Thousand Dollars ($840,000.00) and that no contract was formed between Landlord and Tenant with respect to a sale of the Premises. In lieu thereof, Landlord agreed to provide Tenant the right of first refusal as provided below.

            (B) Subject to Subsection (C), Landlord shall not sell, exchange or convey all or any portion of the Premises or any interest (whether legal or equitable) therein, without giving Tenant twenty (20) days written notice of Landlord's intention to sell, exchange, or convey all or any portion of the Premises or any interest therein (whether legal or equitable), with the notice to contain all of the terms and conditions of the proposal and copies of all proposed contracts and other instruments. Landlord shall not sell, exchange, or convey all or any portion of the Premises or any interest therein (whether legal or equitable) or enter into any contracts to do the same except pursuant to written agreements and other instruments, except as provided herein. If Tenant notifies Landlord within twenty (20) days, time being of the essence, after the receipt of said notice that Tenant desires to purchase the Premises, Landlord shall sell the Premises to Tenant under the terms and conditions in said notice unless Section 26(C) applies. In the event Tenant fails to notify Landlord of Tenant's intentions with respect to the Premises within said twenty (20) day period, time being of the essence, Landlord may sell or otherwise dispose of the Premises as set forth in the notice to Tenant during the six (6) month period commencing on the date said twenty (20) day period ends.

            (C) In the event all or any portion of the Premises is proposed to be conveyed without valuable consideration or wholly or partially for non-cash consideration or as part of a sale, exchange or conveyance of additional real estate and if the purchase price cannot be mutually determined by the Tenant and Landlord within fourteen (14) days, after Tenant notifies Landlord of Tenant's intention to purchase the Premises or the portion thereof set forth in the notice, the purchase price shall be as provided below. The purchase price shall be the average of three appraisals of the fair market value of the Premises or the portion thereof, set forth in the notice, as determined by three appraisers, one chosen by Tenant, one chosen by Landlord and the third chosen by the first two appraisers. Said appraisers shall all be members in good standing of the American Institute of Real Estate Appraisers ("MAI"). The cost of said appraisers shall be borne equally by the parties. Said appraisers shall be chosen within ten (10) days after the expiration of said fourteen (14) day period, time being of the essence. Each appraiser shall deliver to the parties his appraisal of the fair market value of the Premises, after his selection. In the event an appraiser is not selected within said fourteen (14) day period or if an appraiser does not deliver his appraisal within said thirty (30) day period, the fair market value shall be determined by taking the average of the appraisals which have been delivered to the parties within said thirty (30) day period.

            (D) If Tenant elects to purchase the Premises or the portion thereof set forth in the notice, Tenant and Landlord shall execute multiple copies of a purchase agreement prepared by Tenant or by an attorney chosen by Tenant at Tenant's expense which shall contain the terms and conditions set forth in the notice from Landlord to Tenant.

            (E) This right of refusal shall terminate upon termination of this Lease or upon cessation of Tenant's right to possession.

        27. Miscellaneous.

            (A) The provisions of this Lease are severable. The unenforceability or illegality of any provision shall not affect the enforceability or illegality of any other provisions.

            (B) The provisions of this Lease constitute the only agreement between Landlord and Tenant with respect to the Premises and related matters and supersede all prior and contemporaneous agreements, understandings, representations, warranties and contracts.

            (C) This Lease shall be binding upon and the benefits thereof shall accrue to the benefit of Landlord and Tenant and their respective heirs, legal and estate representatives, successors and assigns.

            (D) Ohio law shall govern the interpretation and enforcement of this Lease. Landlord and Tenant hereby submit to the personal jurisdiction of the Courts of Lorain County Ohio. All disputes arising hereunder shall be properly and exclusively venued in the Courts of Lorain County, Ohio.

            (E) Tenant shall not commit waste with respect to the Premises.

            (F) All titles are for convenience and are not substantive.

            (G) Time shall be of the essence with respect to all provisions of this Lease applicable to Tenant.

            (H) All notices to Tenant shall be deemed delivered on the date personally delivered to the Premises or the date when placed in the United States mail, postage prepaid, addressed to 33460 Liberty Parkway, North Ridgeville, OH 44039. All notices to Landlord shall be deemed delivered on the date personally delivered to the principal place of business of Landlord, if located with in Lorain County, or the date when placed in the United States mail, postage pre-paid, addressed to P.O. Box 1378 Elyria, OH 44036 or such other address of which Landlord notifies Tenant at any time or from time to time.

            (I) Landlord represents and warrants that it holds fee simple title to the Premises and has full power and authority to enter into this Lease.



                        [Document Continued On Next Page]


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


        IN WITNESS WHEREOF, Landlord and Tenant have set their hands as of the day and year set forth above.

Signed and Acknowledged                    LIBERTY PARKWAY INDUSTRIAL, LTD.
 In the Presence Of:


/s/ Terry R. Toth                          By:/s/ Maurice F. Shave
--------------------------------              ----------------------------------
                                              Maurice F. Shave, Managing Member


/s/ Joyce A. Toth                                       "Landlord"
--------------------------------
                                           DECORA, INC


/s/ Nancy Gallipeo                         By:/s/ Timothy N. Burditt
--------------------------------              ----------------------------------
Nancy Gallipeo                                Timothy N. Burditt, Vice President


/s/ Deborah Healy                                        "Tenant"
--------------------------------
Deborah Healy



STATE OF OHIO                )
                             ) SS:
COUNTY OF LORAIN             )

        BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named LIBERTY PARKWAY INDUSTRIAL, LTD., by and through its duly authorized Managing Member, Maurice F. Shave, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed and the free act and deed of said limited liability company.

        IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at
N. Ridgeville, Ohio, this 5th day of August, 1998.


                                           /s/ Joyce A. Toth
                                           -------------------------------------
                                           Notary Public

                                                      JOYCE A. TOTH
                                               NOTARY PUBLIC, State of Ohio
                                            My Commission Expires July 6, 1999

STATE OF NEW YORK            )
                             ) SS:
COUNTY OF WASHINGTON         )

        BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named Corporation, DECORA, INC., by and through Timothy N. Burditt, its duly authorized Vice President, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed individually and as such Officer and the free act and deed of said Corporation.

        IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Fort Edward, New York, this 27th day of May, 1998.


                                           /s/ Elizabeth K. Lapan
                                           -------------------------------------
                                           Notary Public

                                           ELIZABETH K. LAPAN
                                           Notary Public, State of New York
                                           Washington County #4928198
                                           Commission Expires Apr. 18, 2000


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